UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________

Date of report (Date of earliest event reported) April 12, 2013

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in Charter)

___________

Nevada	001-32491	11-2238111
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

3475 Victory Boulevard Staten Island, New York 10314
(Address of principal executive offices)

(718) 832-0800

(Issuer’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On April 12, 2013, Coffee Holding Co., Inc. (“Coffee Holding” or the “Company”) engaged Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm for the fiscal year ending October 31, 2013. The engagement of Marcum by the Company was approved by the Audit Committee of the Company’s Board of Directors.

On April 12, 2013, following Coffee Holding’s engagement of Marcum, the Company dismissed its former accounting firm ParenteBeard LLC (“ParenteBeard”).  The reports of ParenteBeard on the Company's consolidated financial statements for the fiscal years ended October 31, 2011 and October 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 31, 2011 and October 31, 2012 and periods subsequent through dismissal, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to ParenteBeard’s satisfaction, would have caused ParenteBeard to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended October 31, 2011 and October 31, 2012 and periods subsequent through dismissal, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided ParenteBeard with a copy of the disclosures it is making in this Current Report on Form 8-K and requested ParenteBeard provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of such letter, dated April 15, 2013, furnished by ParenteBeard, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended October 31, 2012 and 2011 and through the date of the Audit Committee's decision, the Company nor anyone on its behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01.  Other Events.

On April 16, 2013, Mr. Gordon amended his previously announced trading plan (the “amendment”) in accordance with the guidelines specified by Rule 10b5-1 under the Exchange Act and the Company’s trading policies. The trading plan is part of Mr. Gordon’s individual long-term asset diversification and tax and financial planning strategies.

As of April 15, 2013, Mr. Gordon beneficially owned approximately 390,392 shares of the Company’s common stock, which represented approximately 6.1% of the Company’s outstanding common stock.  Under the terms of the amendment, Mr. Gordon could sell up to 340,381 of his shares of the Company’s common stock, but only if the stock meets the minimum price threshold as specified in the trading plan. Trading under the amendment may commence as early as July 1, 2013.

The foregoing summary is not intended to be a comprehensive description of the terms of the trading plan. The trading plan is intended to comply with the Company’s Insider Trading Policy and with the provisions of Rule 10b5-1. Any transactions under the trading plan will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific plans by the Company’s other officers or directors, or modifications, transactions or other activities under the trading plan of Mr. Gordon.

Item 9.01.    Exhibits

(d) Exhibits

Exhibit
No.	Description
16.1	Letter dated April 15, 2013 from ParenteBeard LLC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Date: April 18, 2013	By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
16.1	Letter dated April 15, 2013 from ParenteBeard LLC to the Securities and Exchange Commission.